Exhibit 99.2

Participants

CORPORATE PARTICIPANTS

Pablo E. Paez Executive Vice President-Corporate Relations, The GEO Group, Inc.	James H. Black Senior Vice President, President-GEO Secure Services, The GEO Group, Inc.

George Christopher Zoley Executive Chairman, The GEO Group, Inc.	Wayne H. Calabrese Senior Vice President & Chief Operating Officer, The GEO Group, Inc.

Brian Robert Evans Chief Financial Officer & Senior Vice President, The GEO Group, Inc.	Jose Gordo Chief Executive Officer & Director, The GEO Group, Inc.

OTHER PARTICIPANTS

Joe Gomes Analyst, NOBLE Capital Markets, Inc.	Joshua Joseph Analyst, Black Diamond Capital Management LLC

Jay McCanless Analyst, Wedbush Securities, Inc.	Jordan Neil Hymowitz Analyst, Philadelphia Financial Management of San Francisco LLC

Mitra Ramgopal Analyst, Sidoti & Co. LLC	Judd Arnold Analyst, Lake Cornelia Research Management

Kirk Ludtke Analyst, Imperial Capital LLC	Kenneth Lawrence Williamson Analyst, JPMorgan Investment Management, Inc.

Jordan M. Sherman Analyst, Ranger Global Real Estate Advisors LLC

Management Discussion Section

Operator

Good morning and welcome to The GEO Group Fourth Quarter 2022 Earnings Conference Call. All participants will be in listen-only mode. [Operator Instructions] After today’s presentation, there will be an opportunity to ask questions. [Operator Instructions] Please note, this event is being recorded.

I would now like to turn the conference over to Pablo Paez, Executive Vice President of Corporate Relations. Please go ahead.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, operator. Good morning, everyone, and thank you for joining us for today’s discussion of The GEO Group’s fourth quarter and full year 2022 earnings results. With us today are George Zoley, Executive Chairman of the Board; Jose Gordo, Chief Executive Officer; Brian Evans, Chief Financial Officer; Wayne Calabrese, Chief Operating Officer; and James Black, President of GEO Secure Services.

This morning, we will discuss our fourth quarter and full year results, as well as our outlook. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our investor website at investors.geogroup.com.

Today, we will discuss non-GAAP basis information. A reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and supplemental disclosure we issued this morning.

Additionally, much of the information we will discuss today, including the answers we give in response to your questions, may include forward-looking statements regarding our beliefs and current expectations with respect to various matters.

These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws. Our actual results may differ materially from those in the forward-looking statements as a result of various factors contained in our Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

With that, please allow me to turn this call over to our Executive Chairman, George Zoley. George?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you, Pablo. And good morning to everyone. Thank you for joining us on our fourth quarter 2022 earnings call. I would like to begin by welcoming back Wayne Calabrese, who began serving as Chief Operating Officer in December, a position which he previously held at GEO for over a decade until his retirement in 2010. I would also like to congratulate Ann Schlarb and David Venturella on their recent retirements. We are grateful for their many years of service to GEO and look forward to their new roles as GEO consultants.

I’m pleased to be joined today by our senior management to review our fourth quarter and year-end financial results, our initial guidance for 2023 and our continued efforts to reduce our overall debt and reduce our net leverage. Our diversified business units delivered strong operating and financial performance throughout the entire year. We’re pleased to have achieved one the highest quarterly revenues in our company’s history, which grew 11% from one year ago to approximately $621 million, along with quarterly GAAP net income of approximately $42 million.

And our quarterly adjusted EBITDA reached a new all-time high of $145 million, growing 17% year-over-year. We believe the adjusted EBITDA is the most important non-GAAP metric of profitability for our company since it provides the best measure of the fundamentals driving our operating performance before the impact of non-cash expenses related to our significant asset base and fluctuations in interest rate.

We were able to achieve strong adjusted EBITDA growth throughout the entire year, despite continuing challenges associated with the Covid pandemic and federal policy changes that primarily impacted our Federal Bureau of Prisons contracts.

We believe that our strong performance has been the result of our multiyear diversification strategy, which has allowed us to establish industry-leading positions across the whole spectrum of correctional, detention and community-based services. Looking at current trends for each of our segments, our Secure Services owned and leased segment is currently comprised primarily of facilities under contract with U.S. Marshals Service and the U.S. Immigration and Customs Enforcement. During the fourth quarter, our active facilities in this segment experienced a year-over-year increase in compensated occupancy levels of 3 percentage points to 88% of capacity.

With respect to our U.S. Marshals detention contracts, occupancy rates across these facilities have continued to be stable. We believe that our U.S. Marshals facilities provide needed detention bed space and services for pretrial federal defendants and are generally located near federal courthouses in areas where suitable alternatives are typically not available.

During the fourth quarter of 2022 we were notified by the U.S. Marshals Service of the agency’s intent to exercise the five-year contract option period for our 768-bed Robert Deyton facility in Georgia, which would be effective later this month.

Turning to our ICE facilities, as been publicly reported, occupancy rates across all ICE facilities nationwide declined during the month of December. Occupancy rates at our ICE facilities remained at these lower levels during the month of January, however, we recently experienced a 10% increase in occupancy rate in recent weeks. Also has been widely reported in the media the future application of Title 42 at the Southwest border, which was first enacted in March of 2020, remains uncertain and subject to several pending legal challenges but according to some news reports, it may expire on May 11.

Our outlook for 2023 assumes utilization rates across our ICE facilities that are generally consistent with what we experienced in 2022, we have otherwise not included any assumptions regarding the lifting of Title 42 in our guidance. With respect to the Department of Homeland Security’s Intensive Supervision Appearance Program, or ISAP, the number of participants steadily increased throughout 2022, picking up more than 300,000. Since the beginning of 2023, we’ve experienced a decline in ISAP participants as a result of recent changes in immigration policies and budgetary pressures. Presently, the number of participants in the program is below 290,000.

At this time, our outlook for 2023 provides a range of assumptions, with the low end of our guidance reflecting a continued reduction in the number of participants in the ISAP program and the high end of our guidance reflecting a steady rate based on the current level – participant level of approximately 290,000.

We expect to be able to tighten our guidance range as the year progresses. With respect to the federal budget, in late December, the U.S. Congress passed the Omnibus Appropriations bill funding the federal government through September 30, 2023. Under the Omnibus bill approved by Congress, ICE is funded for 34,000 detention beds, same as the previous year.

Moving to our managed-only business, which is primarily comprised of state level correctional facilities. Occupancy rates in our managed-only facilities remain relatively unchanged at 96% of capacity in the fourth quarter of 2022.

Turning to our residential reentry centers, which were significantly impacted by the COVID pandemic, as governmental agencies opted for non-residential alternatives, including furloughs, home confinement and day reporting programs. As a result of these actions, occupancy rates in our residential reentry segment remains well below historic levels.

On the other hand, our non-residential day reporting programs continued to grow during this quarter, with compensated participant days increasing by approximately 26% year-over-year. The strong performance throughout the year by our diversified business units allowed us to make substantial progress towards our goal of reducing overall debt and net leverage.

We closed 2022 with net debt of approximately $1.975 billion and net leverage of approximately 3.7 times adjusted EBITDA. We have previously noted that our goal is to continue to focus on reducing our debt each year by approximately $175 million to $200 million. Doing so would allow us to achieve net leverage below 3.5 times adjusted EBITDA by the end of 2023, despite our net interest expense peaking at over $200 million for this year.

Achieving that, we hope to reduce debt by another $175 million to $200 million and reach net leverage below 3 times adjusted EBITDA by the end of 2024, assuming annual net interest expense of approximately $175 million.

We are hopeful that net interest expense is reduced by $25 million in 2024 in each successive year due to the reduction in debt. By 2024, we are also hopeful that interest rates will have declined to an environment that will allow for the refinancing of portions of our debt, further reducing our net interest expense.

Once we achieve our stated debt and leverage reduction goals, we expect to explore options to return capital to our shareholders. We remain optimistic that all these efforts have the potential to unlock additional equity value for our shareholders.

Given our strong adjusted EBITDA and the substantial reduction in our net leverage, we believe that our current stock price represents an attractive valuation with our enterprise value EBITDA multiple currently below our peer group and other comparable diversified services companies.

At this time, I’ll turn the call over to Brian Evans to address our financial results and guidance in more detail.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Thank you, George. Good morning, everyone.

For the fourth quarter of 2022, we reported GAAP net income attributable to GEO of approximately $42 million on quarterly revenues of approximately $621 million. Our adjusted EBITDA for the fourth quarter 2022 increased by 17% to approximately $145 million, which is an all-time high in quarterly adjusted EBITDA for our company. Our financial results were driven by growth in our Electronic Monitoring and Supervision segment and increases in compensated mandates in our non-residential reentry business.

Our strong performance throughout 2022 allowed us to make substantial progress towards reducing our debt and net leverage. As of year-end 2022, we had $1.975 billion in net debt and our net leverage was approximately 3.7 times adjusted EBITDA.

We have been focused on reducing our debt for the last three years, and we believe that our efforts have placed GEO in a materially stronger financial position. In 2022, we completed a series of comprehensive transactions that staggered our debt maturities over a longer period of time and significantly reduced our debt maturities prior to 2026.

Going forward, as George noted, we expect to continue to focus on reducing our net debt with the objective of decreasing our net debt leverage to below 3.5 times adjusted EBITDA by the end of this year and to below 3 times adjusted EBITDA by the end of 2024. Also, as noted, after achieving our stated leverage target, our hope is to be able to explore options to return capital to our shareholders and unlock additional equity value.

Moving to our initial financial guidance for 2023, we expect full year 2023 net income attributable to GEO to be between $100 million and $127 million on annual revenues of approximately $2.37 billion to $2.47 billion. Our GAAP net income guidance for 2023 reflects an expected increase in our net interest expense of approximately $67 million, due to rising interest rates and the debt restructuring transactions we completed in August of 2022. We expect our full year 2023 adjusted EBITDA to be between $500 million and $540 million.

As George noted, since the beginning of 2023, we have experienced a decline in ISAP participants, and presently the number of participants in the program is below 290,000.

Our full year 2023 guidance provides a range of assumptions for our Electronic Monitoring and Supervision Services segment, with the low end of our guidance reflecting a continued reduction in the number of participants in the ISAP program and the high end of our guidance reflecting a steady rate based on the current participant level.

We expect to be able to tighten our guidance range as the year progresses. Our full year guidance also reflects no assumption for the potential reactivation of our idle facilities, which total approximately 11,000 Secure Services beds and 2,000 Reentry beds. Our full year 2023 guidance also reflects higher labor, medical, and food expenses due to continued inflationary trends.

Additionally, our contracts from time to time are normally renegotiated to reflect changing circumstances which can result in higher per diem rates to support higher wages and other expenses. Or in other cases, contract changes may result in lower per diem rates to reflect reductions in the scope of services or staffing levels. Our 2023 guidance includes several such expected changes taken into account. We expect our effective tax rate for the full year to be approximately 28%, exclusive of any discrete items.

For the first quarter of 2023, we expect net income attributable to GEO to be between $26 million and $28 million and quarterly revenues of $605 million to $610 million, and we expect our first quarter 2023 adjusted EBITDA to be in a range of $127 million and $132 million.

Compared to fourth quarter 2022 result, our first quarter 2023 guidance reflects the impact of having two fewer days in the quarter, representing approximately $14 million in revenue and $3 million in EBITDA.

Additionally, as we have previously addressed, our first quarter of the year is impacted by seasonality related to payroll taxes, which are frontloaded in the beginning of each year and have an impact of approximately $7 million to the bottom line. Our first quarter 2023 guidance also reflect our assumptions related to higher interest expense due to rising interest rate and higher labor, medical and food expenses due to continued inflationary trends.

Finally, as George mentioned, ICE populations nationwide declined during the month of December and remained at those lower levels during the month of January before beginning to increase in recent weeks.

At this time, I’ll turn the call over to James Black for a review of our GEO Secure Services segment.

James H. Black

Senior Vice President, President-GEO Secure Services, The GEO Group, Inc.

Thank you, Brian. Good morning, everyone. It is my pleasure to provide an update on GEO Secure Services.

During the fourth quarter of 2022, our employees and facilities achieved several important milestones. Our facility successfully underwent 56 audits including internal audits, government reviews and third party accreditations. Four of our secure services facilities have received an accreditation from the American Correctional Association during the fourth quarter, with an average score of 99.4%. Our GTI transportation division safely completed approximately 4.1 million miles driven in the United States and overseas during the fourth quarter of 2022. We’re proud of the dedication and professionalism of our employees and their commitment to achieving operational excellence, which underpin these important milestones.

With respect to the trends for our government agency partners, at the federal level, populations at U.S. Marshals detention facilities have remained stable. The U.S. Marshals provides custodial services for pretrial detainees facing federal criminal proceedings.

As we noted last year, our 770-bed San Diego facility for the U.S. Marshals Service received a contract extension through September 30, 2023. We have two other direct contracts with the U.S. Marshals Service in Georgia and in Texas, with current option periods that run through February 2023 and September 2023, respectively.

In December, we were notified by the U.S. Marshals Service of the agency’s intention to exercise a five-year contract option period for our 768-bed Robert Deyton facility in Georgia, which would begin later this month.

We remain optimistic regarding the continued utilization of all these important facilities which, as previously noted, provide needed bed space and services near federal courthouses where there is generally a lack of suitable alternative detention capacity.

With respect to the U.S. Immigrations and Customs Enforcement, as previously noted, our ICE facilities experienced a decline in populations during the month of December. While ICE detention populations remained at those lower levels during the month of January, we recently experienced a 10% occupancy rate increase in recent weeks. With respect to the current funding levels for the agency, ICE is funded again for 34,000 detention beds under the Omnibus Appropriations bill, which funds the federal government through September 30, 2023.

As had been widely reported, COVID-related restrictions first implemented in March of 2020 under Title 42 remain in place at the Southwest border, and the future of these restrictions remains uncertain due to several pending legal challenges. But according to some news reports, it may expire on May 11. At this time, we have not included any assumptions in our guidance related to the potential timing or impact of Title 42 restrictions being lifted.

As a longstanding service provider to ICE, our focus remains on providing high-quality support services to our facilities and being prepared to respond to our government agency partners’ needs. The ICE processing centers where we provide support services, offer 24/7 access to quality healthcare, access to legal counsel, culturally sensitive meals approved by registered dietitians, access to faith-based and religious opportunities, and enhanced amenities including artificial turf soccer fields, covered pavilions, exercise equipment, multipurpose rooms, legal and leisure libraries, and other amenities.

Our ICE processing centers help fulfill an important mission of our government agency partner with special purpose-built facilities, amenities and services in key geographical areas of the country where suitable alternatives are not often available.

Moving to our state government agency partners. During the fourth quarter, we entered into two contract renewals in Arizona. In October, we signed a five-year contract renewal for our 750-bed Florence West Correctional and Rehabilitation Facility. And in December, we signed a two-year contract renewal for the 3,400-bed Kingman Correctional and Rehabilitation Facility. These two important facilities deliver high-quality support services on behalf of the Arizona Department of Corrections, including enhanced rehabilitation programs and post-release services under our GEO Continuum of Care.

Internationally, we entered into a contract with the State of Victoria for the delivery of primary health services across 13 public prisons. This new contract will commence on July 1, 2023, and is expected to generate approximately $33 million in incremental annualized revenues.

Finally, we are focused on marketing our current idle facilities, which total approximately 11,000 beds to government agencies at the federal and state level. And we hope to be able to reactivate, lease or sell these important assets in the future. In addition to opportunities at the federal level, we are monitoring trends at the state level as several state government agencies may consider initiatives, which could involve the use of purchased or contractor-owned facilities to address challenges presented by older prison infrastructure and staffing shortages.

At this time, I will turn the call over to Wayne Calabrese for a review of GEO Care.

Wayne H. Calabrese

Senior Vice President & Chief Operating Officer, The GEO Group, Inc.

Thank you, James. Good morning, everyone. I’m pleased to provide an update on our GEO Care business unit. Starting with our reentry services segment, our residential centers continue to operate below historical occupancy rates ending 2022 at approximately 55% of capacity. As we have previously discussed, our residential reentry centers were impacted by the COVID pandemic as government agencies prioritized non-residential alternatives, including furloughs, home confinement, day reporting and electronic monitoring programs. Despite these challenges, we have continued to successfully renew our existing contracts, and we are hopeful the trends in occupancy rates will continue to improve.

During the fourth quarter, we renewed five residential reentry contracts, including four contracts with the Federal Bureau of Prisons. Additionally, six of our residential reentry centers received accreditation from the American Correctional Association during the fourth quarter, with an average score of 99.8%. And three of the centers received perfect accreditation scores of 100%.

Looking at our non-residential programs and services, we continued to experience strong growth during the fourth quarter. Compensated participant days for our non-residential day reporting centers increased by 26% year-over-year. Our non-residential programs provide high-quality community-based services, including cognitive behavioral treatment, supporting up to 8,500 parolees and probationers at 90 locations across 10 different states.

Our Electronic Monitoring and Supervision Services segment also continued to deliver strong revenue growth. Our quarterly revenue in this important segment increased to almost $150 million during the fourth quarter. Our BI subsidiary provides a full suite of electronic monitoring and supervision solutions, products and technologies on behalf of federal, state and local agencies across the country. At the federal level, BI provides technology solutions, holistic case management, supervision, monitoring and compliance services under the ISAP program on behalf of ICE and the U.S. Department of Homeland Security. BI has been the incumbent service provider to ICE in the United States government for close to 20 years, and we are currently delivering these comprehensive services under a five-year contract effective through July of 2025.

Under BI’s tenure, the program has achieved high levels of compliance for participants going through the immigration review process, underpinned by our partnership with ICE and BI’s ability to continually innovate. As a result of this success, the program has grown steadily through the years, and this growth accelerated during 2022 when the program ended the year peaking at more than 300,000 monitored individuals. As previously noted, participant levels in the program have recently declined and are presently under 290,000 as a result of recent changes in immigration policies and budgetary pressures.

Turning to our GEO Continuum of Care and in-prison programs division, our employees have continued to deliver enhanced in-custody rehabilitation, reentry programming and post-release support services to an average daily population of approximately 31,500 participants. In 2022, we completed approximately 3.5 million hours of enhanced rehabilitation programing. And our academic programs awarded close to 2,400 GEDs and high school-equivalency degrees, and our vocational courses awarded approximately 8,100 vocational training certifications.

Our substance abuse treatment programs awarded approximately 7,300 program completions. And we achieved almost 40,000 behavioral program completions and over 34,000 individual cognitive behavioral treatment sessions. Importantly, we also provided post-release support services to more than 2,500 individuals returning to their communities.

Our GEO Continuum of Care integrates enhanced in-custody rehabilitation, including cognitive behavioral treatment with post-release support services that address community needs of released individuals, including housing, food, clothing, transportation and employment assistance.

During the fourth quarter of 2022, our post-release support services allocated over $300,000 to support individuals released from GEO facilities as they returned to their communities. This funding brings the total spending on post-release expenses to approximately $8 million since we began providing support grants for released individuals in 2016 to assist them with their community needs.

We believe that the scope and the substance of our GEO Continuum of Care program is unparalleled in criminal justice. Our award-winning program provides a proven model upon how 2.2 million people in the United States criminal justice system can be better-served in changing their lives. All the important milestones achieved by our GEO Care segments during 2022 are the direct result of the daily commitment to operational excellence by our frontline employees guided by our GEO Care management team. We’re very grateful for their continued dedication and their professionalism.

And at this time, I’ll turn the call over to Jose Gordo for his closing remarks.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

Thank you, Wayne. Our business units delivered strong financial results during the fourth quarter of 2022 and throughout the entire year. We believe our performance is underpinned by our diversification strategy, which has allowed GEO to build industry-leading positions in all key segments of the correctional, detention, and community-based services spectrum. Our cash flows are supported by valuable company-owned real estate assets and diversified business units, entailing essential government services, ranging from secure residential care to community-based and technology solutions.

Our diversified service lines are complementary to one another and help us achieve strong growth at a time when our business was facing pandemic and policy-related challenges. We believe that our diversification sets GEO apart in our industry and has been a distinct value creator for our shareholders.

We recognize that our company’s success is supported by the dedication and commitment of our approximately 18,000 employees worldwide. We are proud of the milestones achieved by our employees, facilities, and programs during 2022. These accomplishments exemplify our organizational commitment to operational excellence across all service lines.

We are also proud to have achieved one of the highest quarterly top line revenues and highest quarterly adjusted EBITDA in our company’s history, which we believe is the most important non-GAAP metric of profitability for our company. Adjusted EBITDA provides the best measure of the fundamentals driving our operating performance before the impact of noncash expenses and fluctuations in interest rates.

Our strong results have allowed us to make substantial progress toward deleveraging our balance sheet. Over the past three years, our management team has executed a disciplined strategy to reduce our level of indebtedness, which, when coupled with our growth, has significantly decreased our net leverage.

A cornerstone of our strategy was the completion of the comprehensive debt transactions in August 2022, which staggered our debt maturities over a longer period of time and significantly reduced our near-term maturities. As a result of these efforts, we closed 2022 with total net debt of $1.975 billion; net leverage of 3.7 times adjusted EBITDA; and no significant debt maturities due before 2026.

We expect to continue to focus on reducing our net debt and our net leverage, and after attaining our debt-reduction objectives, we hope to be able to explore options to return capital to shareholders. With our strong adjusted EBITDA and a substantial reduction in our net leverage, we believe that our current enterprise value to EBITDA multiple offers an attractive equity valuation when compared to similar diversified services companies.

That completes our remarks, and we will be glad to take questions.

Question And Answer Section

Operator

We will now begin the question-and-answer session. [Operator Instructions] Our first question will come from Joe Gomes with NOBLE Capital. You may now go ahead.

Joe Gomes

Analyst, NOBLE Capital Markets, Inc.

Good morning. Congratulations on the quarter.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you.

Joe Gomes

Analyst, NOBLE Capital Markets, Inc.

So I want to start off with talking on the Electronic Monitoring or ISAP program. And you mentioned about your assumptions for the year. And how low are you assuming numbers might go for the low end of your guidance? And you talk about the ICE beds are funded for 34,000. Is there a similar number what that program is funded for in terms of number of participants?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, there’s not. Well, ISAP funding this year is approximately the same funding as it was last year, and nonetheless, it grew by – the program received an additional funding from other parts of the Department of Homeland Security. And that’s been the case even within the detention area. The agency itself, Department of Homeland Security, is made of many divisions, and those divisions exchange funding amounts as their needs change. And that has been the case within the ICE detention arena as well as the ISAP program.

Joe Gomes

Analyst, NOBLE Capital Markets, Inc.

Okay. Thank you for that. And you’re talking about the detention bed, the ICE populations. Obviously, we all saw the decline. Through January, it sounds like it started to pick up again for you. I guess how close are you to the guaranteed minimum levels? Or is there a way to kind of conceptualize how much more ICE populations have to increase before you hit the guaranteed minimum levels in your contracts?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, starting back at your previous statement, there was a reduction in the number beds, I think, starting in November in preparation for the anticipated expiration of Title 42. So there was an intentional decline in reducing the number of beds to make capacity available for what was anticipated as the surge in December. That surge did not take place. And normally, December and January are these seasonal lower months of detention capacity because of weather. And that’s been the case for the last several decades. And as I said in our prepared comments today, that by our daily census, over the last few weeks, we’ve seen a 10% increase in our ICE detention capacity.

Joe Gomes

Analyst, NOBLE Capital Markets, Inc.

Right. I understand all that. But is there any way to kind of conceptualize how much more it needs to increase before you hit the guaranteed minimum levels in your contracts?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Meet or exceed, a guaranteed minimum means we’re being paid at the minimum. So I think your question may be when do we exceed that? And it’s kind of across the board. In some locations, we exceeded already; in others, we’re below those minimums.

Joe Gomes

Analyst, NOBLE Capital Markets, Inc.

Okay. Fair enough. I appreciate that insight. Thank you. And one of the key topics that your competitor talked about is prestaffing in anticipation of ICE populations increasing. And I’m just wondering, how is GEO positioned for staffing. Assuming Title 42 finally is eliminated and if we see a fairly significant increase in ICE populations, do you have the staffing in place to handle such a increase in populations?

James H. Black

Senior Vice President, President-GEO Secure Services, The GEO Group, Inc.

Thank you. This is James Black. Yes, we remain at a certain staffing percentage throughout the year, and we’re prepared to have enough staff available for the minimum guarantee and above. So we’re fine in that area.

Joe Gomes

Analyst, NOBLE Capital Markets, Inc.

Great. That’s great news. And one last one, if I may. You briefly mentioned the Australia health services contract that you won. Congratulations on that. Maybe if you can give us a little more color on that as to what kind of services you’re going to be providing and maybe the opportunity to pick up additional type of business in either Australia or maybe even here in the US. Thank you.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

That was a healthcare services contract for a number of facilities in Australia in the state of Victoria. We were originally an incumbent in that in providing such services some time ago, just prior before we turned into a REIT. As a real estate investment trust, we were prohibited from providing healthcare services. So that contract was awarded to a third-party when we became a REIT.

We have since de-REIT-ed, and we are now permitted to bid on healthcare opportunities, mental healthcare opportunities. So this was the first such opportunity that we sought out and we were successful. And yes, we will be looking at other such opportunities in the future because we no longer have the restrictions of prohibition against providing healthcare services to third-parties.

Joe Gomes

Analyst, NOBLE Capital Markets, Inc.

Okay. Great. Thanks. Again, congrats on the quarter. Looking forward to seeing how 2023 unfolds. Thank you.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Operator

Our next question will come from Jay McCanless with Wedbush Securities. You may now go ahead.

Jay McCanless

Analyst, Wedbush Securities, Inc.

Hey. Good morning. Thanks for taking my questions. The first one. Could you talk about how the ISAP populations trended through the fourth quarter? And what kind of correlations you’ve seen between the ISAP populations and what we thought was going to be the end of Title 42 in December?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

It actually trended up in the fourth quarter, peaking over 300,000. And then, at the end of the year, started coming down. And as I’ve said, we were presently at about 290,000. So it was trending up to a historic level. And now, we’re below that historic level of 290,000.

Jay McCanless

Analyst, Wedbush Securities, Inc.

Okay. And then besides Title 42, what are the biggest factors impacting ISAP populations, in your opinion, that could sway guidance from one end of the range to the other?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Maybe the general one is the perception – or misperception about the program itself. The success rate in participants attending their court hearings is kind of extraordinary. It’s in excess of 95%. While there are participants in the program, and typically that program participation time period is between three and four months, maybe as much as six months, it’s only thereafter, once they’ve taken off the program, that the participation level is – as to – returning to their court hearings dropped substantially.

So while they’re in the program, there is substantial compliance in attending their court hearings when required. When they’re out of the program, there’s substantial noncompliance in the program. So as long as they’re in the program, they’re doing very well. And the program is very successful in that respect.

Jay McCanless

Analyst, Wedbush Securities, Inc.

Okay. I just I was wondering, though, some of the budgetary pressures that you talked about in the press release today is, I guess, what – besides Title 42, what are some of these other budgetary pressures we need to be monitoring?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, I think the new leadership in the House is looking for areas of cost savings. The agency itself, DHS, is realigning its budgetary programs for its different divisions along the lines of its overall allocation for DHS. So there’s pressures on whether there’s enough money for securing the border, detention capacity, the ISAP program, which is an alternative to detention. So there has to be a balance between funding for detention and for the funding for alternatives to detention. And those are political considerations that I think have yet to be finally ironed out, and we’re awaiting the outcome of it.

Jay McCanless

Analyst, Wedbush Securities, Inc.

Okay. All right. That makes more sense. Thank you. And then the Electronic Monitoring segment has seen strong margins historically, which has driven margins for the overall business higher over the past couple of years. I guess given the outlook for ISAP, could you speak to your ability to hold Electronic margins where they are or potentially even expanding those margins going forward?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, I think we’re going to be looking for cost economies in technology that underpins the program itself. So yes, we will. We’re mindful of the pressures on the program and the potential funding, and we have some ideas on how to deal with those issues in achieving cost economies in the program.

Jay McCanless

Analyst, Wedbush Securities, Inc.

Got it. And then the last question for us. There seems to be a higher amount of hesitancy about what May 11 actually means from you guys as well as from your competitor. I guess maybe could you frame both sides of the argument that says Title 42 will be rescinded on May 11 versus not being rescinded?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We really don’t know the outcome as to if that will be rescinded or not rescinded. It hasn’t made a difference to us yet. And I think it’s still within political discussion as to what it means. I don’t think that has been resolved. You have a House that wants a secure border and you have Title 42 that’s been used as a means to control access to the border, and those two things have not been resolved yet.

Jay McCanless

Analyst, Wedbush Securities, Inc.

Okay. Okay. Great. Thank you. Appreciate all the time.

Operator

Our next question will come from Mitra Ramgopal with Sidoti. You may now go ahead.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Yes. Hi. Good morning and thanks for taking the questions. First, if you can maybe touch, you referenced the continuing inflationary trends and I’m just curious in terms of your ability to mitigate the higher labor, medical and food costs you’re seeing.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

In our state facilities – well, let me begin. At the federal level, we have not incurred any difficulties with regarding labor costs, which represents 60% or more of our overall costs in providing capacity for our federal customers. At the state level, we’ve had very good cooperation with our state clients regarding the needed increase in compensation for correctional officers, medical staff and administrative staff as well.

So, one by one, we’ve been able to get significant improvements in our funding to deal with those issues of increasing wages for the staff at – in the floor staff, the medical staff, as well as the administrative staff. So I think, in general, we’ve been successful across the board and with our state clients in dealing with those issues.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And as I look at the CapEx for tech spending, is that pretty much really intended to the BI subsidiary and driving growth and some of the cost economies you’re talking about?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

This is Brian. Yeah, that’s all related to the electronic monitoring unit. So we want to break that out separately from the rest of the CapEx for the Secure Services and Reentry businesses.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

And is that something we should see as it’s still very early stages and it’s a multiyear strategy in terms of the spend there?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, it’s – I think it’s pretty consistent over the last couple of years. And it’s consistent, as I’d say, a percentage of their revenue over time. They have tens of thousands of units in service. It’s to maintain those units, replace units, develop new technologies, stay on the cutting edge of the services that they’re providing. So, I think it’s a pretty consistent number. There are a couple projects that are ongoing, that are one-off that are part of that. So it may come down some in the future years as some of those projects are completed.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And I think you mentioned in terms of the 2023 guidance, your deal assumptions in terms of potential reactivation of certainly idle facilities. I was just wondering what the strategy is in terms of how long you’re prepared to carry some facilities as opposed to maybe considering an asset sale, if you’re not able to get it sold after a period of time?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, we are in discussions with some governmental agencies regarding a few of our facilities. Others, we continue to hold and seek out operating agreements for those facilities. And we’ve been successful in the past in doing so.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

And I think some of the smaller facilities we’ve been able to successfully sell as well. And so, we’re not – it’s not mutually exclusive to any of the facilities. I think as George is pointing out, though, with the larger facilities, our preference is to continue to try to reactivate them and we’ve had pretty good success with that over time.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And then finally, there was a nice contract announcement in terms of GEO Australia. I’m just wondering in terms of potential additional opportunities in Australia, maybe even beyond, as you look to maybe grow more on the international front.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

There are other opportunities that are available throughout the country in health care. It’s not a major business objective at this time but we have the full capabilities of entering that market given that we have our own health care division within the company that provides all the health care services for all the GEO facilities. And...

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

And then prior to being a REIT, we were in the health care business. So we have that expertise.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Right. And I take it again, at this point no plans in terms of going beyond South Africa and Australia on the international front.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We’re looking at opportunities at this time, but it’s not the most active business part of our objectives.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Right. Okay. Thanks again for taking the questions.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you.

Operator

Our next question will come from Kirk Ludtke with Imperial Capital. You may now go ahead.

Kirk Ludtke

Analyst, Imperial Capital LLC

Yeah. Hello, everyone. Thank you for the call. Just back to ISAP, just for a second, is it safe to say that DHS is saving its budget in case there’s a surge at the border?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, we really can’t speak for DHS, and we have very little insight to their budgeting. Even to their policy decisions, we only know about them after they’re publicly released. So...

Kirk Ludtke

Analyst, Imperial Capital LLC

Right.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...I really can’t speak to it.

Kirk Ludtke

Analyst, Imperial Capital LLC

Right. Okay. I get it. But that might be what’s happening.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

They may be anticipating the long-awaited surge at the border, particularly as the temperature grows warmer, and it is the summer months when the most people come across the border. Historically, we’ve been doing this for four decades, and the lowest month of migration across the border is in December and January. It’s those two particular months. And the highest month for activity is the summer months as the temperature warms.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. I appreciate it. Thank you. That’s helpful. And with – you did mention the success of the program, why would someone leave the ISAP program before their final hearing? And who decides that?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

We do not decide that. That’s decided by ICE personnel.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Got it. Just a follow-up on the Marshals contract. Congratulations on Robert Deyton, that’s a nice extension. Was that – is that now structured as an IGA or how did that happen?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, that’s a direct contract. And that’s why it was under the auspices of the Presidential Executive Order regarding possible the funding of such direct contracts with the Marshals Office and private entities. But we, again, I guess, special approval, given the locations and circumstances surrounding that facility and how it interacts with the federal court in that particular location to continue that contract.

Kirk Ludtke

Analyst, Imperial Capital LLC

That’s – is that the first time that’s happened since the executive order was issued?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No. It’s – I think now the third, the first one being the facility in San Diego.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Well, good. That’s – I guess that’s positive. What does your guidance assume with respect to the other two direct contracts, US Marshals contracts, the Western Region and Rio Grande? Are you assuming that those get renewed?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, San Diego is the Western Region and that’s been approved for an extension and Rio Grande as well.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. Okay. Thank you. And then lastly, I didn’t see free cash flow guidance in the release, but if you just kind of – you can kind of back into the change in net debt that you’re forecasting and that equates to about $175 million decline in net debt. Is that a good proxy for free cash flow?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. I think $175 million to $200 million.

Kirk Ludtke

Analyst, Imperial Capital LLC

Got it. Great. Thank you very much, guys.

Operator

Our next question will come from Jordan Sherman with Ranger Global. You may now go ahead.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Great. Thank you. Okay. So I apologize. I want to return to the ISAP for one more minute. Two questions on that. First, I just want to understand the ISAP budget is – was consistent from 2022 to 2023. But in 2023, you were able to – they had some – they have flexibility in the budget. They were able to get money that were budgeted for elsewhere to increase the number of people at ISAP. Is that correct? And then...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

...this year, they’ve pulled back to budget levels.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, I didn’t say that.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Okay. I’m asking.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

This year we see the allocated amount is approximately the same as last year. It remains.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Right.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...to be seen as to whether they’re approved for additional funding as they have been in prior years.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Got it. Okay. So that’s not a definite at the moment. It’s just a.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Right.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

...to be determined.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

And so we had to take then in consideration in...

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Yeah.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...creating our guidance, yeah, and providing some flexibility.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

I understood. You mentioned part of the reason for – so that’s one reason. Part of the reason you mentioned is budgetary pressures. The other one was changes in immigration policy. And I’m wondering if that’s – what that was, a. And, b, is that the reason – I looked at the Southwest border crossing’s numbers, which were in December at 252,000, but dropped 156,000 in January. And I’m wondering if those two are related or if those are – or what’s driving those? What were the changes and is that the reason why we’ve had so few – so many fewer border encounters?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, January is historically the lowest count day because...

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

understood

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...of temperature. And there’s also holidays in Mexico during that time that impact the border crossings. So for four decades, January has been the lowest crossing count month.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Well, I appreciate that. But we were running 40% above last year levels, and then in October to November, December, and then in January, we’re just about last year’s level.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, I think that was part of the anticipation of the End of Title 42 and the potential surge and that didn’t happen.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

So how does that decrease the number of border encounters?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, Title 42 is still in effect, a. B, it’s a lot colder. And, you know,...

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

It seems a pretty dramatic drop year over year, month over month. And you didn’t see that...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think, well, historically, December is not as large. I mean, you should be looking at December as being nominally not January. January is always the lowest month.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

So, why was December so high? And I think they were anticipating that Title 42 would go away and people were lined up at the border.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Oh, I see. Got it. Got it. Okay. I understand. I understand. So with Title 42, not people. People got discouraged and went away.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah. Yeah.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Got it. Okay. Okay. Understood. No, I appreciate that. In the ISAP program, what were the changes in immigration policy you mentioned that impacted ISAP?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, there has been – the establishment of the parole program for certain countries and which is now being legally challenged in the courts. But some action has been taken to remove some ISAP participants aligned with those countries.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Got it. Okay. And then just finally, if you had on average 100 – I mean 290,000 across the year versus 300,000, what would be – I know this varies depending on what services you’re providing for the individual persons, but on average, how much revenue difference would that 10,000 across the year be and how much EBITDA difference?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I don’t know if we’ve given out that kind of information in the past.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Would you like to?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I don’t think. Yeah.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No, I think George is right. We’ve taken into account all the factors you describe to provide a reasonable low-end of the range. We’re certainly hopeful it does materialize, but we want to make sure we take into account the most recent current events. And then I think we’ve been prudent. As we talked about last year, it was growing every month. There has always been some starts and stops in the program, but the general directions and trend of the program has always been upward. But...

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Right.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

...we’ve seen this recent trend in some of the issues that George described, and felt it was prudent to give a guidance range that reflected a reasonable lower estimate. And so that’s what we’ve done.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Yeah. I appreciate that. Could you elaborate on any potential opportunities for reactivation of facilities? I’m sure I got that word wrong.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, I can’t.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Okay. Are they – how about this one? Are they state or federal?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

We – talk to all our clients.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

They’re both.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Okay. Any of them out for formal RFP yet?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No, it would not require an RFP process.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

Okay. Any idea on timing for any of them, or is that all uncertain at the moment?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

It’s all uncertain at this time.

Jordan M. Sherman

Analyst, Ranger Global Real Estate Advisors LLC

All right. Great. Thank you very much.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Good try.

Operator

Our next question will come from Josh Joseph with Black Diamond. You may now go ahead.

Joshua Joseph

Analyst, Black Diamond Capital Management LLC

Hi. Many of my questions have been answered related to the ISAP participants. Thanks.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Thank you.

Operator

Our next question will come from Jordan Hymowitz with Philadelphia Financial. You may now go ahead.

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Hey, guys. Thanks for taking my questions. If you guys could turn to page 4 of the presentation, you got Electronic Monitoring and Supervision for NOI going from $45 million to $85 million year-over-year or from 25% to 45%. Can you say what those percentages are or dollars are EBITDA versus net operating income?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

What?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No. I mean, we disclosed what I think ties into our segment reporting in our Form 10-K, but we’re not getting into specific EBITDA by division or margins by division.

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Are the trend similar? Is it roughly half of EBITDA or wouldn’t it be more because the CapEx or the interest expense on EBITDA would probably be less? Yes, no, maybe?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, the interest expense isn’t tied to any particular division.

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Okay. But you wouldn’t need to borrow money for the Electronic Monitoring division because it’s not a capital-intensive business?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, we’re not borrowing money for either the Electronic Monitoring division or the Secure Services divisions at this time. There’s – both divisions are significantly cash flow positive from an operating cash flow perspective, and there’s no significant growth CapEx required by the Secure Services division at this time. So in our earnings release, we put out our guidance for CapEx for next year, I think between $77 million and $88 million, with about $45 million or so related to maintenance CapEx and discretionary CapEx associated with our facilities, and then the other $32 million to $40 million or so related to our ISAP or sorry our Electronic Monitoring division.

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Let me share just where on page 3 you’ve got the EBITDA guidance of $500 million to $540 million. Could you say roughly how much is related to each division? Is that half and half roughly or because obviously, Electronic Monitoring has been growing much faster?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No. We haven’t done that. I think part of the issue there is that’s after overheads and stuff, and we’re not allocating and going through that scenario. So each division, if you just took their NOI as a percentage, that total would be significant. So, we don’t do that. We provide the NOI or the operating income as required in our Form 10-K for our segment.

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Okay. And last thing, I mean, the surge, whatever happened to those people, the Title 42 would go away, and then it didn’t. And now, all of a sudden, your guidance assumes it’s not going away, but that Biden has said there’s infinite wisdom the pandemic ends on May 11. How can we justify a policy based on a pandemic that no longer exists? Would there have to be a surge of some sort, the magnitude we could debate, and by not assuming any surge at all, aren’t the numbers pretty ridiculously conservative?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No.

Wayne Calabrese

Chief Operating Officer, The GEO Group, Inc.

We think they’re conservative, but not ridiculously so.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. I think we gave the reasons that George discussed.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

...of recent policy direction, budget pressures and so forth to give a reasonable lower-end of the range.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

As I said...

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Okay. And...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

So...

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Sure.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

...we’ve had a 10% decrease in our occupancy in our ICE facilities over the last several weeks. Now, do we make that policy decision? No. We just receive the individuals and tend to their care.

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Okay.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

So, we are not in the loop as to policy decisions regarding ICE detention or the ICE alternatives to detention program called ISAP.

Jordan Neil Hymowitz

Analyst, Philadelphia Financial Management of San Francisco LLC

Okay. Thank you.

Operator

Our next question will come from Judd Arnold with Lake Cornelia. You may now go ahead.

Judd Arnold

Analyst, Lake Cornelia Research Management

Hey, guys. Thanks for the – thanks for taking the time. Just on the 290,000, I wanted to clarify what’s in that 290,000. Are you referencing the 1/28 BI report that ICE reports? And are you just using the GPS plus the SmartLINK or are you doing a different number?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

The 290,000 includes all the participants in the program that are either using some form of technology or in the active case management part of the program. So, yeah, the 1/28 number, I’m not sure if that’s the current number, but that’s – some of the participants that are using the SmartLINK or the BI provided phone device that includes the SmartLINK application on it. So, it’s a subset of the 290,000, if you will.

Judd Arnold

Analyst, Lake Cornelia Research Management

Got it. So, like when I look at the 1/28 number, it was – that ICE disclosed, there’s 324,500 split between about 6,000 in GPS, 280,000 SmartLINK, 15,000 phone, and 24,000 no-tech. I should exclude the no-tech for an apples to apples on your number.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. We don’t include the no-tech because there’s not really any revenue associated with the no-tech participants. They just kind of come into it, and they’re out. We’re not providing any...

Judd Arnold

Analyst, Lake Cornelia Research Management

Got it.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

...services or case management or specific.

Judd Arnold

Analyst, Lake Cornelia Research Management

Got it. Got it. Okay. And then are you referencing a today number or a 1/28 number?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Oh, you’re saying January 28? Is that what you’re referring to when you said 1/28?

Judd Arnold

Analyst, Lake Cornelia Research Management

Yeah. That was the last disclosed date. Yeah, yeah, yeah.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Approximately today, a little more current than January 28, right.

Judd Arnold

Analyst, Lake Cornelia Research Management

Okay. Got it. And then...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

On the...

Judd Arnold

Analyst, Lake Cornelia Research Management

...on your competitors – gone about the 290.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yes.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah. George was just saying that that’s today’s approximate number.

Judd Arnold

Analyst, Lake Cornelia Research Management

Got it. So, just from a revenue perspective, not to belabor the point, if I take just the GPS number and the SmartLINK number, exclude even the phone, because I’m assuming that’s lower revenue, that’s sort of the apples to apples how you got to a peak a little bit over 300,000.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

No. We include the phones.

Jose Gordo

Chief Executive Officer, The GEO Group, Inc.

We include phones. Yeah.

Judd Arnold

Analyst, Lake Cornelia Research Management

Okay. Got it. Okay. And then just separately on the call last week Core Civic mentioned that they were telling ICE that they could help with alternatives to detention. How could they help if you have the contract?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

They may be thinking of other approaches or other kinds of services they could add on to the ISAP program, but not taking over the ISAP program. I think there’s been several NGO organizations that are constantly approaching ICE about additional services they could supplement the program with.

Judd Arnold

Analyst, Lake Cornelia Research Management

Got it. Got it. Okay. And then just on the debt side, is the cadence going to be that you need to refinance the first lien credit facility first, and you can call that I believe 103? And basically, I know you guys are targeting 3x, but as a practical matter, 3x or if the debt market gets better that once you want to refinance that and then that will allow you post the second lien refinancing as well to do something with capital return. Is that sort of the cadence on the capital structure?

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

I think that’s a reasonable assumption. It’s going to – we’re going to monitor the market and see what opens first. But, obviously, the first lien right now is the most expensive. So, we certainly have a focus on trying to take care of that and get more flexibility in the rest of the capital structure by doing that.

Judd Arnold

Analyst, Lake Cornelia Research Management

Got it. Got it. Awesome. Thanks so much for the time, guys. Really appreciate the call.

Operator

[Operator Instructions] Our next question will come from Kenneth Williamson with JPMorgan. You may now go ahead.

Kenneth Lawrence Williamson

Analyst, JPMorgan Investment Management, Inc.

Thanks for fitting me in here. I just – most of my questions were answered, but I just wanted to visit the U.S. Marshals [indiscernible] Congratulations on the extension. I just wanted to clarify that the facility that extended I think you said it was in Georgia, that was their decision to execute a or pick-up a option that was already written into the original contract. Is that a fair characterization?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Correct.

Kenneth Lawrence Williamson

Analyst, JPMorgan Investment Management, Inc.

Okay. So – and you mentioned you have one other contract that’s coming up in September. Are there any options written into that for extension or...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Kenneth Lawrence Williamson

Analyst, JPMorgan Investment Management, Inc.

...would they have to renegotiate it? There are. And how long would that extension be if they picked up the option there?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

I think they’re typically two-year extensions.

James H. Black

Senior Vice President, President-GEO Secure Services, The GEO Group, Inc.

Correct.

Kenneth Lawrence Williamson

Analyst, JPMorgan Investment Management, Inc.

Okay. Okay. And those are only two U.S. Marshals’ contracts that were set for expiration in 2023?

James H. Black

Senior Vice President, President-GEO Secure Services, The GEO Group, Inc.

Yes. And San Diego.

Kenneth Lawrence Williamson

Analyst, JPMorgan Investment Management, Inc.

Okay.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well...

James H. Black

Senior Vice President, President-GEO Secure Services, The GEO Group, Inc.

San Diego...

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Well, San Diego has another option that will trigger I think this fall.

Brian Robert Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

September.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

September. That’s the Western Regional Detention Facility (sic) [Western Region Detention Facility]

Kenneth Lawrence Williamson

Analyst, JPMorgan Investment Management, Inc.

Okay. And that also has a two-year extension option there?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Yeah.

Kenneth Lawrence Williamson

Analyst, JPMorgan Investment Management, Inc.

Got it. Okay. And then, how about 2024? How many U.S. Marshals Services’ contracts would be up for extension or renewal in 2024?

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

None.

Kenneth Lawrence Williamson

Analyst, JPMorgan Investment Management, Inc.

None. Okay. Great. Thank you.

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to George Zoley, Executive Chairman of The GEO Group for any closing remarks.

George Christopher Zoley

Executive Chairman, The GEO Group, Inc.

Okay. Thank you for joining us today. We look forward to addressing you in the next quarterly conference call. Thank you.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.